UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011 (December 16, 2011)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio 43207

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2011, Bob Evans Farms, Inc. (the “Registrant”), entered into a $300,000,000 Revolving Credit Facility Credit Agreement (the “Credit Agreement”) among Bob Evans Farms, Inc., an Ohio corporation, as borrower (the “Borrower”); the Registrant and its wholly-owned subsidiary, Mimi’s Café LLC, a Delaware limited liability company (“Mimi’s”), as guarantors; PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as co-lead arranger and co-bookrunner, J.P. Morgan Securities LLC, as co-lead arranger and co-bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America N.A. and Fifth Third Bank, as co-documentation agents; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America N.A., Fifth Third Bank, U.S. Bank National Association, The Huntington National Bank, Wells Fargo Bank, National Association, and The Ohio Valley Bank Company, as lenders. The Registrant and Mimi’s also entered into a Continuing Agreement of Guaranty and Suretyship (the “Guaranty”), guaranteeing the obligations of the Borrower under the Credit Agreement.

The Credit Agreement represents a syndicated unsecured revolving credit facility under which up to $300 million will be available, with a letter of credit subfacility of $50,000,000, and an option to increase the revolving credit commitment to $450,000,000.

The primary purposes of the Credit Agreement are for trade and stand-by letters of credit in the ordinary course of business as well as working capital, refinancing of existing indebtedness (if any), capital expenditures, acquisitions and investments, and other general corporate purposes.

The Credit Agreement has a maturity date of December 16, 2016.

Borrowings under the Credit Agreement bear interest, at Borrower’s option, at a rate based on LIBOR or the Base Rate, plus a margin based on the Adjusted Leverage Ratio, as detailed in the Credit Agreement, ranging from 0.75% to 2.00 % per annum for LIBOR, and ranging from 0.00% to 1.00 % per annum for Base Rate. The Base Rate is the highest of (i) the Administrative Agent’s prime rate (ii) the Federal Funds open rate plus  1/2% and (iii) the Daily LIBOR Rate plus 100 basis points. As of the date of this Current Report on Form 8-K, the margin on LIBOR-based loans was 1.00% per annum and the margin on Base Rate-based loans was 0.00% per annum.

Commitment fees payable under the Credit Agreement are also based on the Adjusted Leverage Ratio and range from 0.150% per annum to 0.275% per annum of the average unused portion of the total lender commitments then in effect. As of the date of this Current Report on Form 8-K, the commitment fee is to accrue at a rate of 0.175% per annum.

PNC Bank, National Association has also agreed to make discretionary Swing Loans (as defined in the Credit Agreement) to the Borrower in an aggregate principal amount at any time outstanding that will not result in (a) the aggregate principal amount of outstanding Swing Loans exceeding $30,000,000 or (b) the sum of various other credit exposures under the Credit Agreement exceeding certain specified levels.

The terms of the Credit Agreement provide for customary representations and warranties and affirmative covenants. The Credit Agreement also contains negative covenants usual and customary for a transaction of this nature including the following: limitations on: liens; restricted payments (provided there will be no limit on dividends or stock buybacks so long as no event of default or potential event of default exists before or after giving effect to such dividend or stock buyback); acquisitions; additional indebtedness and guaranties; additional investments and loans; fundamental changes; asset divestitures; affiliate transactions; creation of joint ventures or subsidiaries; change in business; and change in fiscal year, among others.

The terms of the Credit Agreement provide that the financial covenants will be consistent with those in the existing senior unsecured note agreements dated July 28, 2004 and July 28, 2008, each among the Registrant, the Borrower and the purchasers set forth therein (as amended, the “Note Agreements”) so long as the existing Note Agreements balance is $25,000,000 or greater (the “NPA Covenants”). The NPA Covenants include: (a) Maximum Leverage

Ratio: Ratio of Consolidated Indebtedness to the sum of Consolidated Indebtedness and Consolidated Net Worth, not to exceed 55%, for the fiscal quarter most recently ended; (b) Minimum Fixed Charge Coverage Ratio: Ratio of Consolidated Income Available for Fixed Charges to Fixed Charges of not less than 1.50x, for the four fiscal quarters most recently ended; and (c) Consolidated Net Worth: Not less than the sum of (a) $480,000,000 plus (b) an amount equal to 25% of positive consolidated net income beginning with the fiscal years ending April 29, 2005 and April 24, 2009, respectively as to each Note Agreement, calculated on a cumulative basis for the entire period (all such terms are as defined in the Note Agreements).

When the outstanding principal under the Note Agreements is less than $25,000,000, the NPA Covenants will no longer be incorporated into the Credit Facility and the Loan Parties will comply with the following financial covenants: (a) Adjusted Leverage Ratio: Ratio of the sum of Consolidated Indebtedness and six times rental expense to Consolidated EBITDAR (as defined in the Credit Agreement) for the period of the four fiscal quarters most recently ended, not to exceed 3.5x; and (b) Coverage Ratio: Ratio of Consolidated EBITDAR to the sum of interest expense plus rental expense for the period of the four fiscal quarters most recently ended, not to be less than 1.75x.

The terms of the Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, undischarged material judgments, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrowers and declare any then outstanding loans due and payable immediately

As of December 16, 2011 and as of the date of this Current Report on Form 8-K, there were no loans outstanding.

The existing $75,000,000 PNC line of credit terminated in connection with the execution of the Credit Agreement. The existing $45,000,000 JPMorgan Chase line of credit expired by its terms on December 1, 2011.

Letters of credit totaling approximately $16.3 million were outstanding prior to the execution of the Credit Agreement. As of December 16, 2011, approximately $12.3 million of these letters of credit were converted and now are outstanding under the Credit Agreement. The balance of approximately $4.0 million of letters of credits are covered under separate agreements with JPMorgan Chase and The Ohio Valley Bank.

The foregoing description of the provisions of the Credit Agreement and the Guaranty is qualified in its entirety by reference to the full and complete terms of the Credit Agreement and the Guaranty.

The Credit Agreement and the Guaranty are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the credit Agreement by the Registrant as borrower and the guaranty by the Registrant’s parent and a material subsidiary, which documents are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	$300,000,000 Revolving Credit Facility Credit Agreement among Bob Evans Farms, Inc., an Ohio corporation, as borrower; PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as co-lead arranger and co-bookrunner, J.P. Morgan Securities LLC, as co-lead arranger and co-bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America N.A. and Fifth Third Bank, as co-documentation agents; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America N.A., Fifth Third Bank, U.S. Bank National Association, The Huntington National Bank, Wells Fargo Bank, National Association, and The Ohio Valley Bank Company, as lenders.

4.2	Continuing Agreement of Guaranty and Suretyship by Bob Evans Farms, Inc., a Delaware corporation and Mimi’s Café LLC, a Delaware limited liability company, as the guarantors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 22, 2011

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	$300,000,000 Revolving Credit Facility Credit Agreement among Bob Evans Farms, Inc., an Ohio corporation, as borrower; PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as co-lead arranger and co-bookrunner, J.P. Morgan Securities LLC, as co-lead arranger and co-bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America N.A. and Fifth Third Bank, as co-documentation agents; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America N.A., Fifth Third Bank, U.S. Bank National Association, The Huntington National Bank, Wells Fargo Bank, National Association, and The Ohio Valley Bank Company, as lenders.

4.2	Continuing Agreement of Guaranty and Suretyship by Bob Evans Farms, Inc., a Delaware corporation and Mimi’s Café LLC, a Delaware limited liability company, as the guarantors